Exhibit 1.1

Execution Copy

Commonwealth Edison Company

First Mortgage 2.550% Bonds, Series 120, due 2026

First Mortgage 3.650% Bonds, Series 121, due 2046

UNDERWRITING AGREEMENT

June 20, 2016

To the Representatives named in

Schedule I hereto of the Underwriters

named in Schedule II hereto

Ladies and Gentlemen:

1. Introductory. Commonwealth Edison Company, an Illinois corporation (the “Company”), proposes to issue and sell from time to time First Mortgage Bonds (the “Mortgage Bonds”). The Mortgage Bonds will be issued by the Company under its Mortgage, dated as of July 1, 1923, as amended and supplemented through the date hereof and as further supplemented by the Supplemental Indenture dated as of June 15, 2016 (the “Supplement”) from the Company to BNY Mellon Trust Company of Illinois, as trustee (the “Trustee”), and D.G. Donovan, as co-trustee (the “Co-Trustee”). As used herein, the term “Mortgage” refers to the Company’s Mortgage referred to above together with any and all amendments or supplements thereto, including the Supplement. The Company proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), two series of Mortgage Bonds in the aggregate principal amounts and with the terms specified in Part A of Schedule I hereto (the “Purchased Bonds”).

2. Representations and Warranties of the Company. As of the date of this Agreement, the Applicable Time of Sale and the Closing Date, the Company represents and warrants to, and agrees with, the Underwriters that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Registration No. 333-196220-03) relating to first mortgage bonds and notes, which include the Purchased Bonds (the “Securities”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”). Such registration statement became effective upon filing under Rule 462(e) under the Act. Such registration statement, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including by any information contained in any prospectus, preliminary prospectus supplement or prospectus supplement that is deemed to be a part of the Registration Statement pursuant to Rule 430B, are referred to herein as the “Registration Statement,” and the prospectus insofar as it relates to the Company and the Securities, including all Incorporated Documents (as defined below), as from time to time amended or supplemented pursuant to the Act or the Exchange Act, including by any preliminary prospectus supplement relating to the Purchased Bonds or the Prospectus Supplement (as defined below), is referred to herein as the “Prospectus”; provided, however, that a supplement to the Prospectus relating to an offering of Securities, other than the Purchased Bonds, shall be deemed to have supplemented the Prospectus only with respect to the offering of the other Securities to which it relates. All documents filed by the Company with the Commission pursuant to the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus, as aforesaid, are hereinafter referred to as the “Incorporated Documents.”

(b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r). In addition, (x) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Purchased Bonds and (y) as of the date of this Agreement (with such date being used as the determination date for purposes of this clause (y)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(c) The Registration Statement, the Prospectus and the Mortgage, at the time the Registration Statement became effective complied, as of the date hereof comply and as of the Closing Date (as hereinafter defined) will comply, in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission under such Acts; the Incorporated Documents, as of their respective dates of filing with the Commission, complied and will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; the Registration Statement, at the time it became effective under the Act and as of the “new effective date” with respect to the Purchased Bonds pursuant to, and within the meaning of, Rule 430B(f)(2) under the Act, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Registration Statement became effective, did not, as of the date hereof does not and as of the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 2(c) shall not apply to (i) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Forms T-1 and T-2) under the Trust Indenture Act, (ii) statements in or omissions from the Registration Statement or the Prospectus concerning the registrants other than the Company or the securities offered thereunder by registrants other than the Company or (iii) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the Provided Statements (as defined in Section 8(b) below).

(d) The Disclosure Package (as defined below in Section 4(d)) did not, as of the time and date designated as the “Applicable Time of Sale” in Part C of Schedule I hereto (the “Applicable Time of Sale”), include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty made in this Section 2(d) shall not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with the Provided Statements.

(e) The Company has not made and will not make (other than the final term sheet prepared and filed pursuant to Section 4(b) hereof) any offer relating to the Purchased Bonds that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act), without the prior consent of the Representatives; the Company will comply with the requirements of Rule 433 under the Act with respect to any such free writing prospectus; any such free writing prospectus will not, as of its issue date and through the Closing Date, include any information that is inconsistent with the information contained in, or incorporated by reference into, the Registration Statement and the Prospectus, and any such free writing prospectus, when taken together with the information contained in, or incorporated by reference into, the Registration Statement, the Disclosure Package and the Prospectus, did not, when issued or filed pursuant to Rule 433 under the Act, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purposes of clarity, nothing in this Section 2(e) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the Exchange Act or the rules and regulations of the Commission promulgated thereunder.

(f) PricewaterhouseCoopers LLP, the accountants who certified certain of the financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(g) The financial statements included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company at the respective dates and for the respective periods specified and, except as otherwise stated in the Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The Company has no material contingent obligation which is not disclosed in the Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language in the Incorporated Documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) Except as set forth in or contemplated by the Disclosure Package and the Prospectus, no material transaction has been entered into by the Company otherwise than in the ordinary course of business and no materially adverse change has occurred in the condition, financial or otherwise, of the Company, in each case since the respective dates as of which information is given in the Disclosure Package and the Prospectus.

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus.

(j) Each significant subsidiary of the Company, as defined in Rule 1-02 of Regulation S-X of the Commission (each a “Significant Subsidiary”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly and validly issued and is fully paid and non-assessable; and all of the capital stock of each Significant Subsidiary is owned by the Company free and clear of any pledge, lien, encumbrance, claim or equity.

(k) Neither the Company nor any Significant Subsidiary is in violation of its articles or certificate of incorporation, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any mortgage or any material contract, lease, note or other instrument to which it is a party or by which it may be bound, or materially in violation of any law, administrative regulation or administrative, arbitration or court order to which it is subject or bound, except in each case to such extent as may be set forth in the Disclosure Package and the Prospectus; and the execution and delivery of this Agreement, the Mortgage and the Purchased Bonds, the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or by-laws of the Company or any mortgage, contract, lease, note or other instrument to which the Company or any Significant Subsidiary is a party or by which it or any Significant Subsidiary may be bound, or any law, administrative regulation or administrative, arbitration or court order to which it is subject or bound.

(l) The Company has filed with the Illinois Commerce Commission (the “ICC”) petitions with respect to the issuance and sale of the Purchased Bonds and the ICC has issued orders that authorize and approve such issuance and sale. No consent of or approval by any other public board or body or administrative agency, federal or state, is necessary to authorize the issuance and sale of the Purchased Bonds, except as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Purchased Bonds by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(m) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Company or any of its Significant Subsidiaries required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Registration Statement or Prospectus.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) The Mortgage has been duly authorized by the necessary corporate action and duly qualified under the Trust Indenture Act; and the Mortgage has been duly authorized and, assuming due authorization, execution and delivery of the Supplement by the Trustee and due execution and delivery of the Supplement by the Co-Trustee, when executed and delivered by the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(p) The issuance and sale of the Purchased Bonds by the Company in accordance with the terms of this Agreement have been duly authorized; the Purchased Bonds, when executed and authenticated in accordance with the provisions of the Mortgage and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Mortgage (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), and the holders of the Purchased Bonds will be entitled to the payment of principal and interest as therein provided; and the statements under the heading “Description of the Bonds and Mortgage” in the Disclosure Package, the Prospectus Supplement (as defined below) and the Prospectus fairly summarize the matters therein described.

(q) The franchise granted to the Company by the City Council of the City of Chicago under an ordinance effective January 1, 1992, is valid and subsisting and duly authorizes the Company to engage in the electric utility business conducted by it in such City; and the several franchises of the Company outside the City of Chicago are valid and subsisting and authorize the Company to carry on its utility business in the several communities, capable of granting franchises, located in the territory served by the Company outside the City of Chicago (with immaterial exceptions).

(r) The Company has good and sufficient title to all property described or referred to in the Mortgage and purported to be conveyed thereby, subject only to the lien of the Mortgage and permitted liens as therein defined (except as to property released from the lien of the Mortgage in connection with the sale or other disposition thereof, and certain other exceptions which are not material in the aggregate); the Mortgage has been duly filed for recordation in such manner and in such places as is required by law in order to give constructive notice of, establish, preserve and protect the lien of the Mortgage; the Mortgage constitutes a valid, direct first mortgage lien on substantially all property (including franchises) now owned by the Company, except property expressly excepted by the terms of the Mortgage, subject to permitted liens as defined therein; and the Mortgage will constitute a valid, direct first mortgage lien on all property of the character of that now subject to the lien of the Mortgage hereafter acquired by the Company, subject to permitted liens as defined in the Mortgage, and to liens, if any, existing or placed on such after-acquired property at the time of the acquisition thereof.

(s) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language in the Incorporated Documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective.

(u) The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940.

(v) There is, and has been, no failure on the part of the Company to comply, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(w) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(x) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with the offering of the Purchased Bonds shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. Purchase, Offering and Delivery — Closing Date. Subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price set forth in Schedule I hereto, the principal amounts of the Purchased Bonds set forth opposite such Underwriter’s name in Schedule II hereto. It is understood that the Underwriters propose to offer the Purchased Bonds for sale to the public as set forth in the Disclosure Package, the Prospectus, the Prospectus Supplement (as hereinafter defined) relating to the Purchased Bonds and the final term sheet contemplated by Section 4(b) hereof. The time and date of delivery and payment shall be the time and date specified in Schedule I hereto; provided, however, that such time or date may be accelerated or extended by agreement between the Company and the Representatives or as provided in Section 9 hereof. The time and date of such delivery and payment are herein referred to as the “Closing Date.” Delivery of the Purchased Bonds shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Purchased Bonds shall be made through the facilities of The Depository Trust Company.

4. Agreements. The Company agrees with the several Underwriters that:

(a) Promptly following the execution of this Agreement, the Company will cause the Prospectus, including as part thereof a prospectus supplement relating to the Purchased Bonds (the “Prospectus Supplement”), to be filed with the Commission pursuant to Rule 424 under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act, and the Company will promptly advise the Representatives when such filing has been made. Prior to such filing, the Company will cooperate with the Representatives in the preparation of the Prospectus Supplement to assure that the Representatives have no reasonable objection to the form or content thereof when filed.

(b) The Company shall prepare a final term sheet, containing solely a description of the Purchased Bonds, a copy of which shall be furnished to the Representatives for their review prior to filing. The Company will not file such term sheet without the approval of the Representatives, which approval shall not be unreasonably withheld. Upon receipt of such approval of the Representatives, the Company shall file such term sheet pursuant to Rule 433(d) under the Act within the time period prescribed by such rule; and shall file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act.

(c) The Company will promptly advise the Representatives (i) when any amendment to the Registration Statement relating to the Company or the Securities shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement relating to the Company or the Securities or amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Purchased Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement without the consent of the Representatives, which consent shall not be unreasonably withheld. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(d) If, at any time when a prospectus relating to the Purchased Bonds is required to be delivered under the Act (including circumstances when such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement with respect to the Company or the Securities or the Prospectus to comply with the Act or the Exchange Act or the rules and regulations of the Commission under such Acts, the Company promptly will prepare and file with the Commission, subject to paragraph (c) of this Section 4, an amendment or supplement that will correct such statement or omission or an amendment or supplement that will effect such compliance. If, prior to the Closing Date, there occurs an event or development as a result of which the Disclosure Package (as defined below) would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Disclosure Package is delivered to a purchaser, not misleading, the Company promptly will notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, and will promptly prepare an amendment or supplement that will correct such statement or omission, subject to paragraph (c) of this Section 4. “Disclosure Package” shall mean (i) the preliminary prospectus supplement, including the base prospectus, as amended and supplemented to the Applicable Time of Sale, (ii) the final term sheet contemplated by Section 4(b) hereof, and (iii) any Issuer Free Writing Prospectus (as defined in Section 8(a) below). Notwithstanding any provision hereof to the contrary, each document included in the Disclosure Package shall be deemed to include all Incorporated Documents (including any Current Report on Form 8-K (other than any information furnished under Items 2.02, 7.01 or 9.01 of any such Current Report on Form 8-K) filed by the Company), whether any such Incorporated Document is filed before or after the document into which it is incorporated, so long as the Incorporated Document is filed sufficiently before the Applicable Time of Sale to permit conveyance to the investor.

(e) The Company will furnish without charge to (i) each of the Representatives and counsel for the Underwriters a signed copy of the Registration Statement (but without exhibits incorporated by reference), as originally filed, all amendments thereto filed prior to the Closing Date and all Incorporated Documents (including exhibits, other than exhibits incorporated by reference), (ii) each other Underwriter a conformed copy of the Registration Statement (but without exhibits), as originally filed, all amendments thereto (but without exhibits) and all Incorporated Documents (but without exhibits other than the Company’s latest Annual Report to shareholders) and (iii) each Underwriter as many copies of the Prospectus, the Prospectus Supplement thereto and, so long as delivery of a prospectus or supplement thereto by an Underwriter or dealer may be required under the Act (including circumstances when such requirement may be satisfied pursuant to Rule 172), any amendments thereof and supplements thereto (but without Incorporated Documents or exhibits), as soon as available and in such quantities as the Representatives may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Purchased Bonds for sale under the laws of such jurisdictions within the United States as the Representatives may designate, provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action that would subject it to service of process in suits (other than those arising out of the offering or sale of the Purchased Bonds) in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the qualification of the Purchased Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Prospectus (including the preliminary prospectus supplement), the issuance of the Purchased Bonds and the fees of the Trustee or Co-Trustee; (ii) the preparation, printing or reproduction and filing of the Registration Statement (including financial statements and exhibits thereto), the Prospectus (including the preliminary prospectus supplement) and each amendment or supplement thereto, and any Issuer Free Writing Prospectus (as defined in Section 8(a) below); (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Prospectus (including the preliminary prospectus supplement), and all amendments or supplements to it, as may be reasonably requested for use in connection with the offering and sale of the Purchased Bonds; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Purchased Bonds, including any stamp or transfer taxes in connection with the original issuance and sale of the Purchased Bonds; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Purchased Bonds; (vi) any registration or qualification of the Purchased Bonds for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Purchased Bonds; (viii) the fees and expenses of the Company’s accountants and counsel (including local and special counsel); (ix) the fees and expenses of any rating agencies rating the Purchased Bonds; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(h) During the period beginning from the date of this Agreement and continuing to and including the later of (i) the termination of trading restrictions on the Purchased Bonds, as notified to the Company by the Representatives, and (ii) the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after the Closing Date and which are substantially similar to the Purchased Bonds, without the prior written consent of the Representatives; provided, however, that in no event shall the foregoing period extend more than fifteen calendar days from the date of this Agreement.

(i) The Company acknowledges and agrees that in connection with the offering or sale of the Purchased Bonds or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists by reason of this Agreement; (ii) the relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company in connection with the purchase and sale of the Purchased Bonds shall be limited to those duties and obligations specifically stated herein or that arise as a result of the purchase and sale of the Purchased Bonds pursuant hereto under the U.S. federal securities laws or any applicable rules of the National Association of Securities Dealers, Inc.; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.

(j) The Company will file timely such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Purchased Bonds shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, the Applicable Time of Sale and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; the final term sheet contemplated by Section 4(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

(b) The Company shall have furnished to the Representatives the opinion of Sidley Austin LLP, counsel for the Company, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to each of the Representatives and their counsel.

(c) The Representatives shall have received from Winston & Strawn LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Purchased Bonds, the Mortgage, the Registration Statement, the Prospectus, the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer, the Treasurer or Assistant Treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto); and

(iii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been initiated or, to his or her knowledge, threatened by the Commission.

(e) On the date hereof and on the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively the date hereof and the Closing Date, in form and substance satisfactory to the Representatives.

(f) Subsequent to the date of this Agreement, or if earlier, the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package or the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or delivery of the Purchased Bonds as contemplated by the Disclosure Package or the Prospectus (exclusive of any amendment or supplement thereto).

(g) During the period from the date hereof to and including the Closing Date, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s debt securities or commercial paper by any “nationally recognized statistical rating agency,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s other debt securities.

(h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 5 will be delivered at the office of counsel for the Company, at Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603, on the Closing Date.

6. Conditions of Company’s Obligation. The obligation of the Company to deliver the Purchased Bonds upon payment therefor shall be subject to the following conditions:

On the Closing Date, the order of the ICC referred to in subparagraph (l) of Section 2 hereof shall be in full force and effect substantially in the form as entered by the ICC; the Mortgage shall be qualified under the Trust Indenture Act as and to the extent required by such Act; and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Representatives. Any such termination shall be without liability of any party to any other party except to the extent provided in Sections 7 and 8 hereof.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Purchased Bonds provided for herein is not consummated because any condition to the obligations of the Underwriters or the Company set forth in Section 5 and Section 6 hereof, respectively, is not satisfied, because of any termination pursuant to Section 10 hereof, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provisions hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Purchased Bonds.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, any “issuer free writing prospectus” (as defined in Rule 433 under the Act and being hereinafter referred to as an “Issuer Free Writing Prospectus”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Provided Statements. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page of the Prospectus Supplement regarding the delivery of the Purchased Bonds, and (ii) under the heading “Underwriting” in the Prospectus Supplement, (A) the first paragraph under the sub-heading “–Commissions and Discounts” related to concessions and discounts and (B) the paragraphs under the sub-heading “–Price Stabilization and Short Positions” related to stabilization, over-allotments, syndicate covering transactions and penalty bids (collectively, the “Provided Statements”), constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus (or in any amendment or supplement thereto), or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Notwithstanding the foregoing, if any indemnified party is entitled to retain separate legal counsel (in addition to local counsel) the indemnifying party shall not be required to bear the fees, costs and expenses of more than one separate counsel for all indemnified parties with respect to such lawsuit, claim or proceeding; provided, however, that such legal counsel shall be reasonably satisfactory to each indemnified person. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable or insufficient to hold harmless an indemnified party under section (a) or (b) above, then the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Purchased Bonds. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Purchased Bonds received by it, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions with respect to the Purchased Bonds, in each case set forth on the cover of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission; provided, however, that in no case shall any Underwriters (except as may be provided in any agreement among the Underwriters relating to the offering of the Purchased Bonds) be responsible for any amount in excess of the purchase discount or commission applicable to the Purchased Bonds purchased by such Underwriters hereunder; provided, further, that each Underwriter’s obligation to contribute to Losses hereunder shall be several and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer, director, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Purchased Bonds agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of the Purchased Bonds set forth opposite their names in Schedule II hereto bears to the aggregate amount of the Purchased Bonds set forth opposite the names of all the remaining Underwriters) the Purchased Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amounts of Purchased Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Purchased Bonds set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Purchased Bonds, and if such nondefaulting Underwriters do not purchase all the Purchased Bonds, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Purchased Bonds, if at any time after the date hereof and prior to the delivery of and payment for the Purchased Bonds (i) trading in Exelon Corporation’s common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by federal or New York State authorities; (iii) a major disruption of settlements of securities or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Purchased Bonds as contemplated by the Disclosure Package and the Prospectus.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Purchased Bonds. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to them at the addresses specified in Schedule I hereto, or, if sent to the Company, will be mailed, delivered or telefaxed to Commonwealth Edison Company, 440 South LaSalle Street, Suite 3300, Chicago, Illinois 60605-1028, Attention: Senior Vice President, Chief Financial Officer and Treasurer (fax

no.: (312) 394-2867), with a copy to Exelon Corporation, 10 South Dearborn Street, 52nd Floor, P.O. Box 805379, Chicago, Illinois 60680-5379, Attention: Director of Finance (fax no.: (312) 394-7456) and a copy to Commonwealth Edison Company, 440 South LaSalle Street, Suite 3300, Chicago, Illinois 60605-1028, Attention: General Counsel (fax no.: (312) 394-5433).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. The term “successors and assigns” as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Purchased Bonds from any of the Underwriters.

14. Representations, Warranty and Agreement of the Underwriters. The Underwriters represent and warrant to, and agree with, the Company as follows:

(a) The Representatives are authorized to act as the representatives of the Underwriters in connection with this financing, and the Representatives’ execution and delivery of this Agreement and any action under this Agreement taken by such Representatives will be binding upon all Underwriters.

(b) Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make (other than one or more term sheets relating to the Purchased Bonds containing information not inconsistent with the final term sheet prepared and filed pursuant to Section 4(b) hereof) any offer relating to the Purchased Bonds that would constitute an “issuer free writing prospectus” (as defined in Rule 433 of the Act) or that would otherwise constitute a “free writing prospectus” under Rule 433 under the Act required to be filed with the Commission, without the prior consent of the Company and the Representatives.

(c) Each Underwriter, severally and not jointly, represents and agrees that: (i) it has not solicited, and will not solicit, offers to purchase any of the Securities from, (ii) it has not sold, and will not sell, any of the Securities to, and (iii) it has not distributed, and will not distribute, the Disclosure Package or the Prospectus to, any person or entity in any jurisdiction outside of the United States, except, in each case, in compliance in all material respects with applicable laws and as described in the Disclosure Package and the Prospectus. For the purposes of this paragraph, “United States” means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico) and other areas subject to its jurisdiction.

15. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Purchased Bonds pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principals and not as agents or fiduciaries of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. Research Analyst Independence. The Company and the Underwriters acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt securities of the Company.

17. Patriot Act Acknowledgment. The parties hereto acknowledge that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Interpretation When No Representatives. In the event no Underwriters are named in Schedule II hereto, the term “Underwriters” shall be deemed for all purposes of this Agreement to be the Representative or Representatives named as such in Schedule I hereto, the principal amounts of the Purchased Bonds to be purchased by any such Underwriter shall be that set opposite its name in Schedule I hereto and all references to the “Underwriters” shall be deemed to be the Representative or Representatives named in Schedule I hereto.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

20. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

21. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and each of the several Underwriters.

Very truly yours,

COMMONWEALTH EDISON COMPANY

By:	/s/ Joseph R. Trpik, Jr.
Name: Joseph R. Trpik, Jr.
Title: Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

MIZUHO SECURITIES USA INC.

By:	/s/ Jennifer Powers
Name: Jennifer Powers
Title: Managing Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Phil Bennett
Name: Phil Bennett
Title: Managing Director

For themselves and the other several Underwriters named in Schedule II hereto.

Signature Page to Underwriting Agreement

SCHEDULE I

Representatives:	Citigroup Global Markets Inc. Mizuho Securities USA Inc. U.S. Bancorp Investments, Inc.

A.	Purchased Bonds

Purchase Price and Description of the Purchased Bonds:

	Series 120 Bonds	Series 121 Bonds
Principal Amount:	$500,000,000	$700,000,000

Underwriters’ Purchase Price:	99.350%	98.476%

Interest Rate:	2.550%	3.650%

Public Offering Price:	100.000%	99.351%

Underwriting Discount:	0.650%	0.875%

Selling Concession:	0.400%	0.500%

Reallowance to Dealers:	0.200%	0.250%

Maturity:	June 15, 2026	June 15, 2046

Sinking Fund Provisions:	None	None

Redemption Provisions:

At any time prior to March 15, 2026 (three months prior to the maturity date of the Series 120 Bonds), the Company may, at its option, redeem the Series 120 Bonds in whole or in part at any time at a redemption price equal to the greater of:

•    100% of the principal amount of the Series 120

At any time prior to December 15, 2045 (six months prior to the maturity date of the Series 121 Bonds), the Company may, at its option, redeem the Series 121 Bonds in whole or in part at any time at a redemption price equal to the greater of:

•    100% of the principal amount of the Series 121

Schedule I

Series 120 Bonds	Series 121 Bonds

Bonds to be redeemed, plus accrued and unpaid interest on those Series 120 Bonds to, but excluding, the redemption date, or

•    as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Series 120 Bonds to be redeemed that would be due if such Series 120 Bonds matured on March 15, 2026 but for the redemption (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus 15 basis points, plus accrued and unpaid interest on those Series 120 Bonds to, but excluding, the redemption date.

At any time on or after March 15, 2026 (three months prior to the maturity date of the Series 120 Bonds), the Company may, at its option, redeem the Series 120 Bonds in whole or in part at any time at a redemption price equal to 100% of the principal amount of the Series 120 Bonds to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Bonds to be redeemed, plus accrued and unpaid interest on those Series 121 Bonds to, but excluding, the redemption date, or

•    as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Series 121 Bonds to be redeemed that would be due if such Series 121 Bonds matured on December 15, 2045 but for the redemption (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus 20 basis points, plus accrued and unpaid interest on those Series 121 Bonds to, but excluding, the redemption date.

At any time on or after December 15, 2045 (six months prior to the maturity date of the Series 121 Bonds), the Company may, at its option, redeem the Series 121 Bonds in whole or in part at any time at a redemption price equal to 100% of the principal amount of the Series 121 Bonds to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Schedule I

Series 120 Bonds	Series 121 Bonds
The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.	The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months

B.	Definitions

For purposes of Part A above, the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Series 120 Bonds or Series 121 Bonds, as applicable, to be redeemed (assuming, for this purpose, that the Series 120 Bonds matured on March 15, 2026 and the Series 121 Bonds matured on December 15, 2045) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Purchased Bonds.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

•	if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) each of (a) Citigroup Global Markets Inc. and (b) a Primary Treasury Dealer (as defined below) selected by each of Mizuho Securities USA Inc. and U.S. Bancorp Investments, Inc., and in each case their respective successors and affiliates, unless such entity ceases to be a primary U.S. Government securities dealer in the United States of America (“Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.

Schedule I

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that redemption date.

C.	Other Provisions relating to the Purchased Bonds:

Time and Date of Delivery and Payment:

Time and Date — 9:00 a.m., Eastern Time, June 27, 2016

Place of Delivery:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Office for Examination of Purchased Bonds:

Office of Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Applicable Time of Sale pursuant to Section 2(d) of the Underwriting Agreement:

4:20 p.m., Eastern Time, June 20, 2016

Address for Notices to Representatives pursuant to Section 12 of Underwriting Agreement:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: (646) 291-1469

Attention: General Counsel

Mizuho Securities USA Inc.

320 Park Avenue – 12th Floor

New York, New York 10022

Facsimile: (212) 205-7812

Attention: Debt Capital Markets Desk

With a copy to:

Office of the General Counsel

Email: LegalNotices@us.mizuho-sc.com

Schedule I

U.S. Bancorp Investments, Inc.

214 N. Tryon St., 26th Floor

Charlotte, NC 28202

Facsimile: (877) 774-3462

Attention: Debt Capital Markets

Schedule I

SCHEDULE II

Name of Underwriter	Principal Amount of Series 120 Bonds	Principal Amount of Series 121 Bonds
Citigroup Global Markets Inc.	$105,000,000	$147,000,000
Mizuho Securities USA Inc.	105,000,000	147,000,000
U.S. Bancorp Investments, Inc.	105,000,000	147,000,000
CIBC World Markets Corp.	42,500,000	59,500,000
Credit Agricole Securities (USA) Inc.	42,500,000	59,500,000
PNC Capital Markets LLC	42,500,000	59,500,000
Santander Investment Securities Inc.	32,500,000	45,500,000
Blaylock Beal Van, LLC	6,250,000	8,750,000
Drexel Hamilton, LLC	6,250,000	8,750,000
Great Pacific Securities	6,250,000	8,750,000
Loop Capital Markets LLC	6,250,000	8,750,000

	$500,000,000	$700,000,000

Schedule II